Exhibit 99.2

GENERAL MILLS ACCELERATES PORTFOLIO RESHAPING WITH ACQUISITION OF BLUE BUFFALO PET PRODUCTS

Acquisition Establishes General Mills as the U.S. Leader in Wholesome Natural Pet Food

Combined Capabilities Will Drive Growth and Shareholder Value Creation

MINNEAPOLIS, Minn. and WILTON, Conn., Feb. 23, 2018 – General Mills, Inc. (NYSE: GIS) and Blue Buffalo Pet Products, Inc. (NASDAQ: BUFF) today announced that they have entered into a definitive agreement under which General Mills will acquire Blue Buffalo for $40.00 per share in cash, representing an enterprise value of approximately $8.0 billion. The transaction establishes General Mills as the leader in the U.S. Wholesome Natural pet food category, the fastest growing portion of the overall pet food market, and accelerates its portfolio reshaping strategy.

Founded in 2002, Blue Buffalo is the fastest growing major pet food company making natural foods and treats for dogs and cats under the BLUE brand, which includes BLUE Life Protection Formula, BLUE Wilderness, BLUE Basics, BLUE Freedom and BLUE Natural Veterinary Diet. BLUE is the #1 Wholesome Natural pet food brand in the U.S. with $1.275 billion in net sales and $319 million in Adjusted EBITDA for fiscal year 2017, representing an Adjusted EBITDA margin of 25%. Over the past three years, Blue Buffalo has delivered compound annual net sales growth of 12% and Adjusted EBITDA growth of 18%.

“The addition of BLUE to our family of well-loved brands provides General Mills with the leading position in the large and growing Wholesome Natural pet food category and represents a significant milestone as we reshape our portfolio to drive additional growth and value creation for our shareholders,” said General Mills Chairman and Chief Executive Officer, Jeff Harmening.

“We are competing more effectively in our existing categories by really listening to consumers and providing a variety of options that meet their needs,” Harmening continued. “In pet food, as in human food, consumers are seeking more natural and premium products and we have tremendous respect for how attentive Blue Buffalo has been to the needs of their consumers, pet parents and pets, as they have built their brand. As we have done with Annie’s, Lärabar and EPIC, we expect to help Blue Buffalo by leveraging our extensive supply chain, R&D and sales & marketing resources. We will in turn benefit from their experience building one of the strongest pull brands in the CPG world.”

“I have been impressed by General Mills’ strong track record of accelerating growth for its natural and organic brands, while giving them the freedom to maintain their own unique culture and identity. General Mills will be a tremendous home for our BLUE brand as our talented team of over 1,700 ‘Buffs’ joins this new extended family,” said Billy Bishop, Blue Buffalo Chief Executive Officer. “From the first meeting Jeff and I had, I felt a strong cultural fit between our two companies and believe they will be a great partner in our mission to reach more pet parents and feed more pets. This transaction creates significant, immediate value for our shareholders, as it recognizes the strength of our competitively advantaged business model. Along with our leadership team, we look forward to working with General Mills to continue growing the BLUE brand for many years to come.”

Compelling Strategic and Financial Benefits

•	Addition of Attractive Growth Category. The $30 billion U.S. pet food market is generating consistent 3-4% growth and is highly attractive for retailers based on continued market growth, premiumization and subscription-like purchase patterns that drive traffic and repeat purchases. Blue Buffalo is the leader in the fastest-growing Wholesome Natural category with double-digit growth over each of the last three years. The Wholesome Natural market represents approximately 10% of the pet food market in volume and approximately 20% in value.[1] Based on the strong consumer tailwinds, the Wholesome Natural market is poised to continue to grow, propelling BLUE’s growth.

•	Leading Brand with Loyal Consumer Base in Early Innings of its Growth. BLUE has one of the strongest brand equities in the pet food market and is the #1 brand in the Wholesome Natural category with retail sales of four-times the next largest Wholesome Natural pet food brand. Blue Buffalo has built a loyal consumer base, particularly amongst millennials, and is well positioned to capitalize on the pet humanization and the pet food premiumization trends, which are poised to continue for the foreseeable future. With all its success, BLUE still feeds only 3% of pets in the U.S. and has significant opportunities to convert more pets to BLUE.

•	Proven Success in Existing and Emerging Channels. BLUE is the #1 pet food brand in the pet specialty channel at approximately twice the size of the next largest brand. BLUE is also the #1 pet food brand in the rapidly growing E-Commerce channel, where Blue Buffalo generated over $250 million of net revenues in 2017 growing over 75% versus prior year. BLUE has generated early success in the food, drug and mass (FDM) channel which, in conjunction with General Mills’ capabilities, represents a significant growth opportunity through strengthening BLUE’s distribution.

•	Scaled Platform with Strong Growth and Operational Efficiency Poised to Benefit from the Transaction. General Mills’ scale and decades of experience will support greater effectiveness and efficiency for Blue Buffalo across key business areas, including: sales, marketing, advertising, supply chain, R&D, innovation, and environmental stewardship. These capabilities are expected to contribute to meaningful revenue synergies over time, in addition to $50 million in anticipated cost savings opportunities.

•	Meaningful Improvement to General Mills’ Growth and Margin Profile. The transaction will be immediately accretive to General Mills net sales growth and operating margin profile, and is expected to be neutral to cash EPS in fiscal 2019 and accretive in fiscal 2020.[2]

General Mills is the third-largest natural and organic food producer in the U.S. with leading brands including Annie’s, Lärabar, Liberté, Cascadian Farm, Muir Glen, and EPIC. Upon completion of the transaction, General Mills will operate Blue Buffalo as a new Pet operating segment alongside its four current operating segments: North American Retail, Convenience Stores & Foodservice, Europe & Australia, and Asia & Latin America. General Mills expects to maintain Blue Buffalo’s Wilton, Connecticut headquarters and its Joplin, Missouri and Richmond, Indiana manufacturing and R&D facilities. Blue Buffalo’s CEO, Billy Bishop, will continue to lead the business and report to Jeff Harmening.

[1]	Source: Nielsen, Profitero and management estimates
[2]	Excludes one-time transaction costs

Transaction Details

The all-cash purchase price of $40.00 per share represents a 23% premium to Blue Buffalo’s 60-day volume weighted average price (VWAP), and a 2017 Adjusted EBITDA multiple of approximately 22x, including synergies.3 General Mills expects to finance the transaction with a combination of debt, cash on hand and approximately $1.0 billion in equity.

Following the transaction, General Mills’ pro forma net debt-to-EBITDA ratio is expected to be approximately 4.2x. General Mills is committed to maintaining an investment grade rating and expects to deleverage to approximately 3.5x by the end of fiscal 2020. General Mills expects to maintain its $0.49/share quarterly dividend and suspend its current share repurchase program while it prioritizes achieving its leverage target.

The transaction, which has been approved by the Boards of Directors of General Mills and Blue Buffalo, is subject to regulatory approvals and other customary closing conditions, and is expected to close by the end of General Mills’ fiscal 2018. Invus, LP (Invus) and founding Bishop family shareholders, representing more than 50% of Blue Buffalo’s outstanding shares, have approved the transaction and no other approval of Blue Buffalo’s Board of Directors or shareholders is required to complete the transaction.

Advisors

Goldman Sachs & Co. LLC acted as financial advisor to General Mills and Cleary Gottlieb Steen & Hamilton LLP acted as legal counsel. J.P. Morgan Securities LLC and Centerview Partners LLC acted as financial advisors to Blue Buffalo and Simpson Thacher & Bartlett LLP acted as legal counsel to Blue Buffalo.

Conference Call

General Mills and Blue Buffalo will host a joint conference call to discuss the transaction today at 8:00 a.m. ET. Participants in the call will include, General Mills Chairman and Chief Executive Officer, Jeff Harmening, General Mills Chief Financial Officer Don Mulligan, and Blue Buffalo Chief Executive Officer, Billy Bishop. To access the conference call, please dial +1 800-732-8470 or +1 212-231-2911. Access to a live webcast of the call, along with accompanying slides, will be available at www.generalmills.com/investors.

About General Mills

General Mills is a leading global food company that serves the world by making food people love. Its brands include Cheerios, Annie’s, Yoplait, Nature Valley, Fiber One, Häagen-Dazs, Betty Crocker, Pillsbury, Old El Paso, Wanchai Ferry, Yoki and more. Headquartered in Minneapolis, Minnesota, USA, General Mills generated fiscal 2017 consolidated net sales of US $15.6 billion, as well as another US $1.0 billion from its proportionate share of joint-venture net sales.

About Blue Buffalo

Blue Buffalo based in Wilton, CT, is the nation’s leading natural pet food company, providing natural foods and treats for dogs and cats under its BLUE Life Protection Formula, BLUE Wilderness, BLUE Basics, BLUE Freedom and BLUE Natural Veterinary Diet lines. Paying tribute to its founding mission, the Company, through the Blue Buffalo Foundation, is a leading sponsor of pet cancer awareness and of critical research studies of pet cancer, including causes, treatments and the role of nutrition, at leading veterinary medical schools and clinics across the United States. For more information about Blue Buffalo, visit the Company’s website at ir.bluebuffalo.com.

[3]	Includes anticipated $50 million cost synergies

Invus has been Blue Buffalo’s principal financial backer since its initial investment in 2006. Invus is a private investment firm based in New York. Invus benefits from an evergreen investment structure managing family capital with a long-term strategic perspective. Invus and its affiliates have been investing in companies that seek to transform their industries since 1985.

Forward Looking Statements

Certain information contained in this release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan.” The forward-looking statements contained in this release include, without limitation, statements related to: the planned acquisition of Blue Buffalo and the timing and financing thereof; the ability to obtain regulatory approvals and meet other closing conditions for the planned acquisition; the expected impact of the planned acquisition, including among others, on General Mills’ net sales, expected trends in net sales, earnings performance, profitability and other financial measures; expectations regarding growth potential in various products, geographies and market categories, including the impact from a more diversified portfolio of brands and business mix; expectations regarding growth in the pet food category; the realization of anticipated cost synergies, margin expansion and adjusted earnings per share accretion from the acquisition; the ability to retain key personnel; and the anticipated sufficiency of future cash flows to enable the payment of interest and repayment of short- and long-term debt as well as quarterly dividends.

These and other forward-looking statements are based on each party’s respective management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with transactions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable anti-trust legislation and other regulatory and third party consents and approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted following announcement of the transaction; potential volatility in the capital markets and the impact on the ability to complete the proposed debt and equity financing necessary to consummate the acquisition of Blue Buffalo; failure to retain key management and employees of Blue Buffalo; General Mills’ level of indebtedness as a result of the transactions and its ability to achieve its objective of reducing indebtedness; issues or delays in the successful integration of Blue Buffalo’s operations with those of General Mills, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition from the information technology systems of Blue Buffalo to those of General Mills as well as risks associated with other integration or transition of the operations, systems and personnel of Blue Buffalo; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the transaction by customers, competitors, suppliers and employees; future levels of revenues being lower than expected and costs being higher than expected; conditions affecting the industry generally; local and global political and economic conditions; conditions in the securities market that are less favorable than expected; and changes in the level of capital investment, and other risks described in General Mills’ filings with the Securities and Exchange Commission, including General Mills’ Annual Report on Form 10-K for the fiscal year ended May 28, 2017 and in Blue Buffalo’s filings with the Securities and Exchange Commission, including Blue Buffalo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Actual results could differ materially from those projected in the forward-looking statements. Neither General Mills, nor Blue Buffalo undertakes any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Additional Information and Where to Find It

Blue Buffalo will prepare an information statement on Schedule 14C for its stockholders with respect to the approval of the transaction described herein. When completed, the information statement will be mailed to Blue Buffalo’s stockholders. You may obtain copies of all documents filed by Blue Buffalo with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from Blue Buffalo’s website at ir.bluebuffalo.com.

Non-GAAP Measures

This press release includes measures that are not defined by GAAP. For each of these non-GAAP financial measures, we have included below a reconciliation of the differences between the non-GAAP measure and the most directly comparable GAAP measure. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measure.

Blue Buffalo Pet Products, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(dollars in millions)

	Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2015	December 31, 2014
Net sales	$1,274.6	$1,149.8	$1,027.4	$917.8
Net income	$193.5	$130.2	$89.4	$101.9
Interest expense	11.1	14.6	15.1	13.9
Interest income	(1.4)	(0.5)	(0.3)	(0.2)
Provision for income taxes	99.8	76.6	55.9	63.4
Depreciation and amortization	10.5	9.2	8.2	4.9

EBITDA	313.5	230.1	168.3	183.9
Litigation expenses (a)	1.9	6.7	10.1	4.6
Public offering costs (b)	0.0	2.1	0.0	0.0
Initial public offering costs (c)	0.0	0.0	8.5	2.9
Provision for legal settlements (d)	0.0	32.0	32.0	0.0
Stock-based compensation (e)	3.7	4.6	2.8	1.8

Adjusted EBITDA	$319.2	$275.6	$221.7	$193.2

Adjusted EBITDA margin	25%	24%	22%	21%
Adjusted EBITDA 3-year CGR	18%

*	Amounts may not be additive due to rounding.
(a)	Represents costs primarily related to the litigation with Nestlé Purina PetCare Company.
(b)	Represents costs incurred for public offerings.
(c)	Represents costs incurred for initial public offering.
(d)	Represents a provision related to settlement agreements with respect to U.S. consumer class action lawsuits and the Nestlé Purina PetCare Company lawsuit entered into in December 2015 and November 2016, respectively.
(e)	Represents non-cash, stock-based compensation expense.
(f)	Represents the loss on extinguishment of debt associated with the repricing of senior secure credit facilities in December 2013.

This press release also includes an outlook concerning future growth on a cash EPS basis. Cash EPS is a non-GAAP measure defined as proforma adjusted EPS which excludes the impacts of purchase accounting, transaction and integration costs, and other items affecting comparability.

Contacts

General Mills: (analysts) Jeff Siemon: 763-764-2301; (media) Bridget Christenson: 763-764-6364